Exhibit 99.1

AMAZON.COM ANNOUNCES 28% SALES GROWTH FUELED BY LOWER PRICES AND FREE SHIPPING

Meaningful Innovation Leads, Launches, Inspires Relentless Amazon Visitor Improvements

SEATTLE—(BUSINESS WIRE)—April 24, 2003—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2003.

Operating cash flow was $164 million for the trailing four quarters, compared with $46 million for the four quarters ended March 31, 2002. Free cash flow was $123 million for the trailing four quarters, compared with $10 million for the four quarters ended March 31, 2002.

Common shares outstanding plus shares underlying stock-based employee awards totaled 432 million at March 31, 2003, a decrease of 1% compared with a year ago.

Net sales were $1.084 billion in the first quarter, compared with $847 million in the first quarter 2002, an increase of 28%.

Net loss was $10 million, or $(0.03) per share, in the first quarter, compared with $23 million in the first quarter 2002, or $(0.06) per share. Pro forma net income in the first quarter, which includes interest expense, grew over $45 million to $40 million, or $0.10 per share, compared with a pro forma net loss of $5 million, or $(0.01) per share, in the first quarter 2002.

“Our strategy of driving down costs to give customers lower prices continues to pay off,” said Tom Szkutak, chief financial officer of Amazon.com. “In the first quarter, customers took advantage of Free Super Saver Shipping and broad everyday low prices, which created our first-ever non-holiday quarter with sales over $1 billion, but this was only possible because we reduced our costs in virtually every area of our business.”

In addition to its year-round Free Super Saver Shipping on orders over $25 at www.amazon.com, the Company offers free shipping options at its U.K., German, French, Japanese and Canadian sites. Amazon.com also offers 30% off books over $15 and significantly lowered prices on electronics, tools, and bestselling CDs and DVDs.

“Meaningful innovation leads, launches, inspires relentless Amazon visitor improvements,” said Jeff Bezos, founder and chief executive officer of Amazon.com. “We are simultaneously lowering prices and driving customer experience.”

The Company also announced that on May 28, 2003, it will redeem all of its outstanding 10% Senior Discount Notes due May 2008, for $277 million, a redemption price of 105% of the $264 million principal amount.

See “Financial Measures” for additional information about certain of our financial measures.

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Highlights of First Quarter 2003 Results (comparisons are with the equivalent period of 2002)

•	Worldwide unit growth was 35% in the first quarter.

•	Third-party seller transactions (new, used and refurbished items sold on Amazon.com product detail pages by businesses and individuals) grew to 19% of worldwide units in the first quarter, compared with 13% of units a year ago.

•	North America segment sales grew 13% to $705 million in the first quarter, unit growth was 28%, and segment operating income grew 46% to $52 million.

•	International segment sales, representing the Company’s U.K., German, French and Japanese sites, grew 68% to $379 million in the first quarter, unit growth was 52%, and excluding the benefit from foreign exchange rates compared with the first quarter 2002, International segment sales grew 45%. International segment operating income was $16 million, a $27 million improvement.

•	The Company’s U.K. and German sites expanded selection by opening Kitchen & Home stores.

•	Inventory turns for the trailing four quarters improved to 20 for the first quarter, up from 17.

•	The Company has been taking pre-orders worldwide for copies of the highly-anticipated Harry Potter and the Order of the Phoenix. And, in what will be the largest single e-commerce distribution event in history, customers in the U.S. and Canada can receive their copy on Saturday, June 21, the first day the book is available to the public.

Financial Guidance and 2003 Expectations

The following forward-looking statements reflect Amazon.com’s expectations as of April 24, 2003. Results may be materially affected by many factors, such as changes in global economic conditions and consumer spending, world events, fluctuations in foreign exchange rates, the emerging nature and rate of growth of the Internet and online commerce, and the various factors detailed below.

     Second Quarter 2003 Guidance

•	Second quarter net sales are expected to be between $1.00 billion and $1.05 billion, or grow between 24% and 30%.

•	Consolidated segment operating income is expected to be between $45 million and $60 million.

     Full Year 2003 Expectations

•	Net sales are expected to be $4.7 billion or more, or grow over 19%.

•	Consolidated segment operating income is expected to be $275 million or more, or grow over 50%.

The Company is unable to forecast the effect on its future reported results of certain items, including the stock-based compensation charges or credits associated with variable accounting treatment on certain stock awards that result from fluctuations in its stock price, and the gain or loss associated with the remeasurement of its 6.875% PEACS that results from fluctuations in foreign exchange rates. Accordingly, because stock-based compensation and remeasurement of 6.875% PEACS and other are impossible to predict, the Company cannot estimate future operating income (loss) or net income (loss).

A conference call will be Webcast live today at 2 p.m. PT/5 p.m. ET and will be available through June 30, 2003, at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

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These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, among others, the rate of growth of the economy in general and of the Internet and online commerce; customer spending patterns; world events, the amount that Amazon.com invests in new business opportunities and the timing of those investments; the mix of products sold to customers; the mix of net sales derived from products as compared with services; competition; risks of inventory management; the degree to which the Company enters into, maintains and develops commercial agreements and strategic transactions; foreign exchange risks; seasonality; international growth and expansion; and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risk of future losses, significant amount of indebtedness, potential fluctuations in operating results, management of potential growth, system interruptions, consumer trends, fulfillment center optimization, limited operating history, government regulation and taxation, fraud and new business areas. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, and all subsequent filings.

Financial Measures

Free Cash Flow

Free cash flow is net cash provided by (used in) operating activities (operating cash flow includes cash outflows for interest and excludes proceeds from the exercise of stock-based employee awards) less purchases of fixed assets (purchases of fixed assets includes internal-use software and web-site development). Free cash flow is provided as a complement to results provided in accordance with accounting principles generally accepted in the United States (known as “GAAP”). Management uses this measure internally to evaluate the Company’s performance and manage its operations. A tabular reconciliation of differences from the comparable GAAP measure—operating cash flow—is included in the attached “Supplemental Financial Information and Business Metrics.”

Consolidated Segment Operating Income

Consolidated segment operating income, a GAAP measure, excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation,

•	Amortization of goodwill and other intangibles, and

•	Restructuring-related and other.

A tabular reconciliation of differences from operating income is included in “Segment Information” in the attached financial statements.

Pro Forma Net Income (Loss)

Pro forma net income (loss) excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation,

•	Amortization of goodwill and other intangibles,

•	Restructuring-related and other,

•	Remeasurement of 6.875% PEACS and other,

•	Equity in losses of equity-method investees, net, and

•	Cumulative effect of change in accounting principle.

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Pro forma net income is provided as a complement to results provided in accordance with GAAP. Management uses this measure internally to evaluate the Company’s performance and manage its operations. A tabular reconciliation of differences from the comparable GAAP measure—net income (loss)—is included in the attached “Pro Forma Statements of Operations.”

About Amazon.com

Amazon.com, a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers list millions of unique new and used items in categories such as apparel and accessories, electronics, computers, kitchenware and housewares, books, music, DVDs, videos, cameras and photo items, toys, baby items and baby registry, software, computer and video games, cell phones and service, tools and hardware, magazine subscriptions and outdoor living items.

Amazon.com operates six Web sites: www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.fr, www.amazon.co.jp and www.amazon.ca.

Contact:

Amazon.com Investor Relations Tim Halladay, 206/266-2171, ir@amazon.com	Amazon.com Public Relations Bill Curry, 206/266-7180

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AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,

	2003	2002

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$738,254	$540,282
OPERATING ACTIVITIES:
Net loss	(10,121)	(23,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets and other amortization	19,750	20,940
Stock-based compensation	27,323	10,931
Equity in losses of equity-method investees, net	436	1,744
Amortization of other intangibles	912	1,979
Gain on sale of marketable securities, net	(3,980)	(376)
Remeasurement of 6.875% PEACS and other	21,798	(5,516)
Non-cash interest expense and other	7,877	7,061
Cumulative effect of change in accounting principle	—	(801)
Changes in operating assets and liabilities:
Inventories	30,625	4,674
Accounts receivable, net and other current assets	27,233	(3,320)
Accounts payable	(226,605)	(128,286)
Accrued expenses and other current liabilities	(87,065)	(65,861)
Increases to unearned revenue	22,968	28,716
Amortization of previously unearned revenue	(27,905)	(37,333)
Interest payable	(55,028)	(52,435)

Net cash used in operating activities	(251,782)	(241,033)
INVESTING ACTIVITIES:
Sales and maturities of marketable securities and other investments	208,955	136,575
Purchases of marketable securities	(233,055)	(134,227)
Purchases of fixed assets, including internal-use software and Web-site development	(6,394)	(4,854)

Net cash used in investing activities	(30,494)	(2,506)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options and other	38,555	7,409
Repayment of capital lease obligations and other	(3,221)	(4,563)

Net cash provided by financing activities	35,334	2,846
Effect of exchange-rate changes on cash and cash equivalents	4,461	(2,900)

Net decrease in cash and cash equivalents	(242,481)	(243,593)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$495,773	$296,689

SUPPLEMENTAL CASH FLOW INFORMATION:
Fixed assets acquired under capital leases and other financing arrangements	$661	$924
Cash paid for interest	84,215	80,483

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,

	2003	2002

Net sales	$1,083,559	$847,422
Cost of sales	812,977	624,297

Gross profit	270,582	223,125
Operating expenses:
Fulfillment	103,705	89,815
Marketing	28,227	32,244
Technology and content	50,088	55,497
General and administrative	21,102	20,911
Stock-based compensation (1)	27,323	10,931
Amortization of other intangibles	912	1,979
Restructuring-related and other	—	9,974

Total operating expenses	231,357	221,351

Income from operations	39,225	1,774
Interest income	6,540	5,652
Interest expense	(36,511)	(35,244)
Other income, net	2,859	95
Remeasurement of 6.875% PEACS and other	(21,798)	5,516

Total non-operating expenses, net	(48,910)	(23,981)

Loss before equity in losses of equity-method investees	(9,685)	(22,207)
Equity in losses of equity-method investees, net	(436)	(1,744)

Loss before change in accounting principle	(10,121)	(23,951)
Cumulative effect of change in accounting principle	—	801

Net loss	$(10,121)	$(23,150)

Basic and diluted loss per share:
Prior to cumulative effect of change in accounting principle	$(0.03)	$(0.06)
Cumulative effect of change in accounting principle	—	—

	$(0.03)	$(0.06)

Shares used in computation of loss per share:
Basic and diluted	388,541	373,031

(1) Components of stock-based compensation:
Fulfillment	$6,985	$1,771
Marketing	979	874
Technology and content	14,216	5,825
General and administrative	5,143	2,461

	$27,323	$10,931

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.
Pro Forma Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2003			March 31, 2002

		Pro Forma			Pro Forma
	As Reported (1)	Adjustments	Pro Forma	As Reported (1)	Adjustments	Pro Forma

Net sales	$1,083,559	$—	$1,083,559	$847,422	$—	$847,422
Cost of sales	812,977	—	812,977	624,297	—	624,297

Gross profit	270,582	—	270,582	223,125	—	223,125
Operating expenses:
Fulfillment	103,705	—	103,705	89,815	—	89,815
Marketing	28,227	—	28,227	32,244	—	32,244
Technology and content	50,088	—	50,088	55,497	—	55,497
General and administrative	21,102	—	21,102	20,911	—	20,911
Stock-based compensation	27,323	(27,323)	—	10,931	(10,931)	—
Amortization of other intangibles	912	(912)	—	1,979	(1,979)	—
Restructuring-related and other	—	—	—	9,974	(9,974)	—

Total operating expenses	231,357	(28,235)	203,122	221,351	(22,884)	198,467

Income from operations	39,225	28,235	67,460	1,774	22,884	24,658
Interest income	6,540	—	6,540	5,652	—	5,652
Interest expense	(36,511)	—	(36,511)	(35,244)	—	(35,244)
Other income, net	2,859	—	2,859	95	—	95
Remeasurement of 6.875% PEACS and other	(21,798)	21,798	—	5,516	(5,516)	—

Total non-operating expenses, net	(48,910)	21,798	(27,112)	(23,981)	(5,516)	(29,497)

Income (loss) before equity in losses of equity-method investees	(9,685)	50,033	40,348	(22,207)	17,368	(4,839)
Equity in losses of equity-method investees, net	(436)	436	—	(1,744)	1,744	—

Income (loss) before change in accounting principle	(10,121)	50,469	40,348	(23,951)	19,112	(4,839)
Cumulative effect of change in accounting principle	—	—	—	801	(801)	—

Net income (loss)	$(10,121)	$50,469	$40,348	$(23,150)	$18,311	$(4,839)

Net cash used in operating activities	$(251,782)		$(251,782)	$(241,033)		$(241,033)

Basic income (loss) per share:
Prior to cumulative effect of change in accounting principle	$(0.03)	$0.13	$0.10	$(0.06)	$0.05	$(0.01)
Cumulative effect of change in accounting principle	—	—	—	—	—	—

	$(0.03)	$0.13	$0.10	$(0.06)	$0.05	$(0.01)

Diluted income (loss) per share:
Prior to cumulative effect of change in accounting principle	$(0.03)	$0.13	$0.10	$(0.06)	$0.05	$(0.01)
Cumulative effect of change in accounting principle	—	—	—	—	—	—

	$(0.03)	$0.13	$0.10	$(0.06)	$0.05	$(0.01)

Shares used in computation of income (loss) per share:
Basic	388,541		388,541	373,031		373,031

Diluted	388,541		411,091	373,031		373,031

(1)  In accordance with accounting principles generally accepted in the United States.

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended
	March 31,

	2003	2002

North America
Net sales	$704,712	$621,303
Cost of sales	517,880	447,781

Gross profit	186,832	173,522
Direct segment operating expenses	135,171	138,096

Segment operating income	51,661	35,426
International
Net sales	378,847	226,119
Cost of sales	295,097	176,516

Gross profit	83,750	49,603
Direct segment operating expenses	67,951	60,371

Segment operating income (loss)	15,799	(10,768)
Consolidated
Net sales	1,083,559	847,422
Cost of sales	812,977	624,297

Gross profit	270,582	223,125
Direct segment operating expenses	203,122	198,467

Segment operating income	67,460	24,658
Stock-based compensation	27,323	10,931
Amortization of other intangibles	912	1,979
Restructuring-related and other	—	9,974

Income from operations	39,225	1,774
Total non-operating expenses, net	(48,910)	(23,981)
Equity in losses of equity-method investees, net	(436)	(1,744)
Cumulative effect of change in accounting principle	—	801

Net loss	$(10,121)	$(23,150)

Segment Highlights:
Y / Y net sales growth:
North America	13%	9%
International	68	71
Consolidated	28	21
Y / Y gross profit growth:
North America	8	12
International	69	77
Consolidated	21	22
Gross margin:
North America	27	28
International	22	22
Consolidated	25	26
Operating margin:
North America	7	6
International	4	(5)
Consolidated	6	3
Net sales mix:
North America	65	73
International	35	27

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.
Supplemental Revenue Information
(in thousands)
(unaudited)

	Three Months Ended
	March 31,

	2003	2002

North America
Media	$517,259	$471,343
Electronics and other general merchandise	168,145	127,644
Other	19,308	22,316

	704,712	621,303
International
Media	355,712	214,269
Electronics and other general merchandise	22,863	11,358
Other	272	492

	378,847	226,119
Consolidated
Media	872,971	685,612
Electronics and other general merchandise	191,008	139,002
Other	19,580	22,808

	$1,083,559	$847,422

Y / Y Revenue Growth:
North America:
Media	10%	8%
Electronics and other general merchandise	32	11
Other	(13)	32
International:
Media	66	63
Electronics and other general merchandise	101	1,054
Other	(45)	—
Consolidated:
Media	27	21
Electronics and other general merchandise	37	20
Other	(14)	35
Consolidated Revenue Mix:
Media	80	81
Electronics and other general merchandise	18	16
Other	2	3

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$495,773	$738,254
Marketable securities	586,779	562,715
Inventories	173,030	202,425
Accounts receivable, net and other current assets	88,914	112,282

Total current assets	1,344,496	1,615,676
Fixed assets, net	228,279	239,398
Goodwill, net	70,811	70,811
Other intangibles, net	2,548	3,460
Other equity investments	13,453	15,442
Other assets	46,346	45,662

Total assets	$1,705,933	$1,990,449

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$393,696	$618,128
Accrued expenses and other current liabilities	234,194	314,935
Unearned revenue	42,979	47,916
Interest payable	16,632	71,661
Current portion of long-term debt and other	11,078	13,318

Total current liabilities	698,579	1,065,958
Long-term debt and other	2,296,418	2,277,305
Commitments and contingencies Stockholders’ deficit:
Preferred stock, $0.01 par value:
Authorized shares — 500,000 Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000,000 Issued and outstanding shares — 391,609 and 387,906, respectively	3,916	3,879
Additional paid-in capital	1,714,616	1,649,946
Deferred stock-based compensation	(5,420)	(6,591)
Accumulated other comprehensive income	17,655	9,662
Accumulated deficit	(3,019,831)	(3,009,710)

Total stockholders’ deficit	(1,289,064)	(1,352,814)

Total liabilities and stockholders’ deficit	$1,705,933	$1,990,449

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

						Y / Y %
	Q1 2002	Q2 2002	Q3 2002	Q4 2002	Q1 2003	Change

Results of Operations
Net sales	$847	$806	$851	$1,429	$1,084	28%
Net sales — trailing twelve months (TTM)	$3,269	$3,407	$3,619	$3,933	$4,169	28%
Net sales shipped outside the U.S. — % of net sales	34%	34%	36%	37%	41%	N/A
Gross profit	$223	$218	$216	$335	$271	21%
Gross margin — % of net sales	26.3%	27.1%	25.4%	23.5%	25.0%	N/A
Gross profit — TTM	$839	$878	$932	$993	$1,040	24%
Gross margin — TTM % of net sales	25.7%	25.8%	25.7%	25.2%	24.9%	N/A
Fulfillment costs — % of net sales	10.6%	10.6%	10.6%	8.9%	9.6%	N/A
Fulfillment costs — TTM % of net sales	11.2%	10.7%	10.4%	10.0%	9.7%	N/A
Consolidated direct segment operating expenses	$198	$192	$189	$233	$203	2%
Consolidated direct segment operating expenses — TTM	$811	$795	$795	$813	$817	1%
Consolidated segment operating income	$25	$26	$27	$102	$67	174%
Consolidated segment operating margin — % of net sales	2.9%	3.2%	3.2%	7.1%	6.2%	N/A
Consolidated segment operating income — TTM	$28	$82	$137	$180	$223	689%
Consolidated segment operating margin — TTM % of net sales	0.9%	2.4%	3.8%	4.6%	5.3%	N/A
GAAP operating income (loss)	$2	$1	$(10)	$71	$39	2,111%
GAAP operating margin — % of net sales	0.2%	0.2%	(1.1%)	4.9%	3.6%	N/A
GAAP operating income (loss) — TTM	$(194)	$(53)	$8	$64	$102	N/A
GAAP operating margin — TTM % of net sales	(5.9%)	(1.5%)	0.2%	1.6%	2.4%	N/A
GAAP net income (loss)	$(23)	$(94)	$(35)	$3	$(10)	(56%)
GAAP net income (loss) per share	$(0.06)	$(0.25)	$(0.09)	$0.01	$(0.03)	(50%)
GAAP net loss — TTM	$(356)	$(281)	$(147)	$(149)	$(136)	(62%)
North America segment:
Net sales	$621	$586	$587	$967	$705	13%
Net sales — TTM	$2,513	$2,561	$2,647	$2,761	$2,845	13%
Gross profit	$174	$170	$155	$243	$187	8%
Gross margin — % of North America net sales	28%	29%	26%	25%	27%	N/A
Gross profit — TTM	$676	$696	$717	$741	$754	12%
Gross margin — TTM % of North America net sales	27%	27%	27%	27%	27%	N/A
Operating income	$35	$36	$26	$82	$52	46%
Operating margin — % of North America net sales	6%	6%	4%	9%	7%	N/A
Operating income — TTM	$107	$141	$166	$180	$196	83%
Operating margin — TTM % of North America net sales	4%	5%	6%	7%	7%	N/A
International segment:
Net sales	$226	$219	$264	$462	$379	68%
Net sales — TTM	$756	$847	$973	$1,172	$1,324	75%
Gross profit	$50	$48	$61	$93	$84	69%
Gross margin — % of International net sales	22%	22%	23%	20%	22%	N/A
Gross profit — TTM	$163	$182	$215	$252	$286	75%
Gross margin — TTM % of International net sales	22%	21%	22%	21%	22%	N/A
Operating income	$(11)	$(10)	$1	$20	$16	N/A
Operating margin — % of International net sales	(5%)	(4%)	0%	4%	4%	N/A
Operating income — TTM	$(79)	$(58)	$(29)	$0	$27	N/A
Operating margin — TTM % of International net sales	(10%)	(7%)	(3%)	0%	2%	N/A

Note: The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics.

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AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days, and employee data)
(unaudited)

						Y / Y %
	Q1 2002	Q2 2002	Q3 2002	Q4 2002	Q1 2003	Change

Supplemental North America Segment Revenue:
Media	$471	$439	$436	$649	$517	10%
Media — TTM	$1,845	$1,871	$1,930	$1,995	$2,041	11%
Electronics and other general merchandise	$128	$130	$133	$290	$168	32%
Electronics and other general merchandise — TTM	$590	$610	$633	$681	$722	22%
Other	$22	$17	$18	$28	$19	(13%)
Other — TTM	$78	$80	$84	$85	$82	6%
Supplemental International Segment Revenue:
Media	$214	$209	$250	$431	$356	66%
Media — TTM	$729	$811	$925	$1,104	$1,245	71%
Electronics and other general merchandise	$11	$10	$14	$31	$23	101%
Electronics and other general merchandise — TTM	$27	$35	$45	$66	$77	192%
Other	$0	$1	$1	$0	$0	(45%)
Other — TTM	$1	$2	$2	$2	$2	71%
Supplemental Worldwide Revenue:
Media	$686	$648	$686	$1,079	$873	27%
Media — TTM	$2,574	$2,682	$2,855	$3,099	$3,286	28%
Electronics and other general merchandise	$139	$140	$147	$321	$191	37%
Electronics and other general merchandise — TTM	$617	$644	$679	$747	$799	30%
Other	$23	$18	$18	$29	$20	(14%)
Other — TTM	$79	$81	$86	$87	$84	7%
Balance Sheet
Cash and marketable securities	$745	$824	$866	$1,301	$1,083	45%
Inventory, net	$139	$127	$152	$202	$173	24%
Inventory — % of TTM net sales	4%	4%	4%	4%	4%	N/A
Inventory turnover — TTM	17.4	18.9	19.4	19.3	19.7	13%
Fixed assets, net	$256	$249	$239	$239	$228	(11%)
Accounts payable days — ending	45	46	50	52	44	(4%)
Cash Flows
Operating cash flow — TTM	$46	$48	$151	$174	$164	254%
Purchases of fixed assets — TTM	$36	$33	$31	$39	$41	14%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$10	$16	$120	$135	$123	1,078%
Other
Common shares and stock-based awards outstanding	437	430	430	433	432	(1%)
Common shares outstanding	375	380	381	388	392	4%
Stock-based employee awards outstanding	62	50	48	45	41	(35%)
Stock-based employee awards outstanding — % of common shares outstanding	17%	13%	13%	12%	10%	N/A
Employees (full-time and part-time)	7,900	7,700	7,800	7,500	7,700	(3%)

Note: The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics.

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AMAZON.COM, INC.
Financial and Operational Highlights
(unaudited)

First Quarter 2003 Results of Operations (comparisons are with the equivalent period of the prior year)

Net Sales

•	Net sales benefited by approximately $51 million from changes in foreign exchange rates compared with first quarter 2002.

•	Shipping revenue, which excludes amounts earned from third-party sellers, was approximately $78 million, down from $89 million.

Gross Profit

•	Gross profit benefited by approximately $11 million, and consolidated segment operating profit by approximately $4 million, from changes in foreign exchange rates compared with first quarter 2002.

•	Shipping loss was approximately $27 million, up from a loss of $1 million. We continue to measure our shipping results relative to their effect on our overall financial results, with the viewpoint that shipping promotions are an effective marketing tool. We intend to continue offering our customers free shipping alternatives, which will reduce shipping revenue as a percentage of sales and negatively affect gross margins.

Fulfillment

•	Fulfillment costs represent those costs incurred in operating and staffing our fulfillment and customer service centers, credit card fees and bad debt costs. Fulfillment costs also include amounts paid to third-party cosourcers, who assist us in fulfillment and customer service operations. Certain of our fulfillment-related costs incurred on behalf of other businesses, such as Toysrus.com and Target Corporation, are classified as cost of sales rather than fulfillment.

Stock-Based Compensation

•	Stock based compensation consisted of $21 million for employee stock awards under variable accounting and $6 million for employee restricted stock units and restricted stock awards under fixed accounting.

•	At March 31, 2003, outstanding stock awards consisted of 38 million stock options ($12 average exercise price), 3 million restricted stock units and 1 million shares of restricted stock.

•	Stock options and restricted stock units are excluded from common stock outstanding, whereas grants of restricted stock are included in common stock outstanding.

•	Under our restricted stock unit program, which commenced in the fourth quarter 2002, we award restricted stock units as our primary vehicle for equity compensation. Restricted stock units are measured at fair value on the date of grant based on the number of shares granted and the quoted price of our common stock. Such value is recognized as an expense over the corresponding service period. To the extent that restricted stock units are forfeited prior to vesting, the corresponding previously recognized expense is reversed as an offset to stock-based compensation.

•	At March 31, 2003, 3 million stock awards are subject to variable accounting, of which 2 million options granted under the January 2001 exchange offer are scheduled to expire in the third quarter of 2003. Beginning in January 2003, any new stock option grants are subject to variable accounting treatment.

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•	Under variable stock option accounting, we will incur unpredictable charges or credits dependent on the fluctuations in market prices of our common stock, which we are unable to forecast. For example, if at the end of any quarter the quoted price of our common stock is lower than the quoted price at the end of the previous quarter, or to the extent previously-recorded amounts relate to unvested portions of options that were cancelled, compensation expense associated with variable accounting will be recalculated using the cumulative expense method and may result in a net benefit to our results of operations.

•	Using the following hypothetical market prices of our common stock above and below our March 31, 2003 closing price of $26.03, our hypothetical stock-based compensation expense for the three months ended March 31, 2003 would have been affected by variable accounting treatment as follows (in millions, except percentages and per share amounts):

		Hypothetical	Hypothetical vs.
Percentage Difference	Hypothetical Market	Stock-Based	Actual Stock-Based
Closing Price (1)	Price per Share (1)	Compensation Expense	Compensation Expense

(15)%	$22.13	$19	$(8)
(10)%	23.43	22	(6)
0%	26.03	27 (2)	—
10%	28.63	33	6
15%	29.93	36	8

(1)	Hypothetical—not a prediction of future performance of quoted prices of our common stock.

(2)	Represents actual stock-based compensation expense for the first quarter 2003.

Restructuring-Related and Other

•	As previously disclosed, in the first quarter 2001 we announced and began implementation of our operational restructuring plan. The restructuring plan is complete; however, we may adjust our restructuring-related estimates in the future, if necessary.

•	Cash payments resulting from our operational restructuring were $16 million, compared with $14 million in the first quarter 2002. In December 2002, we reached a termination agreement with the landlord of our leased fulfillment center facility in McDonough, Georgia. This agreement resulted in $12 million of cash payments in the first quarter 2003, including $8 million associated with the termination agreement and $4 million associated with restoration costs. No further payments are required relating to the McDonough, Georgia facility.

•	We estimate, based on currently available information, the remaining net cash outflows associated with restructuring-related leases and other commitments will be $9 million in the remainder of 2003, $13 million in 2004, and $19 million thereafter. Amounts due within 12 months are included within accrued expenses and other current liabilities and the remaining amounts within long-term debt and other on our balance sheet. These amounts are net of anticipated sublease income of approximately $47 million (we have signed sublease agreements on $10 million in future payments) on gross lease obligations of $87 million.

Other Income, Net

•	Other income, net primarily consisted of net gains on sales of marketable securities of $4 million, compared with less than $1 million in the first quarter 2002.

Remeasurement of 6.875% PEACS and Other

•	Remeasurement of 6.875% PEACS and other primarily consisted of foreign-currency losses on remeasurement of 6.875% PEACS from Euros to U.S. Dollars of $25 million, compared with gains of $6 million in the first quarter 2002.

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Income Taxes

•	At March 31, 2003, we had net operating loss carryforwards (NOLs) of approximately $2.5 billion related to U.S. federal, state and foreign jurisdictions. Utilization of NOLs, which begin to expire at various times starting in 2010, may be subject to certain limitations. Approximately $1.2 billion of our NOLs relate to tax deductible stock-based compensation in excess of amounts recognized for financial reporting purposes—to the extent any of this amount is realized, the resulting benefit will be credited to stockholders’ equity, rather than results of operations.

Net Loss

•	Although we reported a $13 million improvement in our net loss, we believe that this improvement is not necessarily predictive of future trends for a variety of reasons. For example, we are unable to forecast the effect on our future reported results of certain items, including the stock-based compensation charges or credits associated with variable accounting treatment on certain stock awards that result from fluctuations in our stock price and the gain or loss associated with the remeasurement of our 6.875% PEACS that results from fluctuations in foreign exchange rates. These items represented significant charges during the first quarter of 2003 and may result in significant charges or credits in future periods.

Financial Condition

•	Our cash, cash equivalents and marketable securities, at estimated fair value, consist of the following at March 31, 2003 (in millions):

Cash	$204
Commercial paper and short-term obligations	292

Cash and cash equivalents	496

U.S. Treasury notes and bonds	271
Asset-backed and agency securities	245
Corporate notes and bonds	44
Certificates of deposit, commercial paper, short-term obligations and equity securities	27

Marketable securities (1)	587

$1,083

(1)	We have pledged approximately $105 million as collateral for property leases and other contractual obligations, compared with $158 million at March 31, 2002.

•	Long-term debt primarily includes the following (in millions):

	Principal		Interest	Principal
	at Maturity		Rate	Due Date

Senior Discount Notes	$264	(1)	10.000%	May 2008
Convertible Subordinated Notes	1,250	(2)	4.750%	February 2009
PEACS	753	(3)	6.875%	February 2010

	$2,267

(1)	We announced that on May 28, 2003 we will redeem our Senior Discount Notes at a redemption price of $277 million, a 5% premium over the principal amount of $264 million. We will record a charge of approximately $15 million, classified in non-operating expenses in the second quarter 2003, consisting of the $13 million premium and $2 million of unamortized debt issuance costs. Accrued interest from May 1, 2003 to May 27, 2003 will also be payable at redemption.
(2)	Convertible at the holders’ option into our common stock at $78.03.

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(3)	690 million Euros. Convertible at the holders’ option into our common stock at 84.88 Euros. The U.S. Dollar long-term debt amount and conversion price fluctuates based on the Euro/U.S. Dollar exchange ratio.

Certain Definitions and Other

•	We present segment information along two lines: North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that excludes stock-based compensation, amortization of goodwill and other intangibles, and restructuring-related and other charges, each of which are not allocated to segment results. All other centrally-incurred operating costs are fully allocated to segment results. There are no internal revenue transactions between our reporting segments.

•	The North America segment consists of amounts earned from retail sales of consumer products through www.amazon.com and www.amazon.ca (including from third-party sellers), from North America focused Syndicated Stores and mail-order catalogs and from non-retail activities such as North America focused Merchant.com, marketing and promotional agreements.

•	The International segment consists of amounts earned from retail sales of consumer products through www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp (including from third-party sellers), from internationally focused Syndicated Stores and from non-retail activities such as internationally focused marketing and promotional agreements. This segment includes export sales from www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca. Operating results for the International segment are affected by movements in foreign exchange rates.

•	We have also provided supplemental revenue information within each segment for three categories: “Media”, “Electronics and other general merchandise” and “Other.” Media consists of amounts earned from retail sales from all sellers of books, music, DVD/video, magazine subscriptions, software and video games. Electronics and other general merchandise consists of amounts earned from retail sales from all sellers of items not included in Media, such as electronics, toys, home improvement, home and garden, and apparel. The Other category consists of non-retail activities, such as the Merchant.com program and miscellaneous marketing and promotional activities.

•	All references to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from certain third-party sellers on our Web sites. Customer accounts include customers of Amazon Marketplace, Auctions and zShops and our Merchants@ and Syndicated Stores Programs, but exclude Merchant.com Program customers, Amazon.com Payments customers, our catalog customers and the customers of select companies with whom we have a technology alliance or marketing and promotional relationships. A customer is considered active upon placing an order.

•	All references to units mean units sold (net of returns and cancellations) by us and third-party sellers at Amazon.com domains worldwide—such as www.amazon.com, www.amazon.ca, www.amazon.fr, www.amazon.co.uk, www.amazon.de and www.amazon.co.jp—and at Syndicated Stores domains, as well as Amazon.com-owned items sold at non-Amazon.com domains, such as books, music and DVD/video items ordered from Amazon.com’s store at www.target.com. Units do not include Amazon.com gift certificates.

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